FOR FURTHER INFORMATION:
Financial Relations Board
Leslie Loyet
875 North Michigan Avenue
Suite 2348
Chicago, IL 60611
(312) 640-6672
Specialty Underwriters’ Alliance, Inc.
Scott Goodreau
222 South Riverside Plaza
Chicago, IL 60606
(888) 782-4672
FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 12, 2005
SPECIALTY UNDERWRITERS’ ALLIANCE ADDS PARTNER AGENT FOR
SMALL ARTISAN AND GENERAL CONTRACTORS BUSINESS
CHICAGO – October 12, 2005 – Specialty Underwriters’ Alliance, Inc. (NASDAQ: SUAI) today announced a new partner agent contract with Appalachian Underwriters, Inc., which specializes in small artisan and general contractors business such as carpentry, electricians, and interior decorators, as well as suppliers to the construction industry such as drywall suppliers. Appalachian provides commercial general liability and commercial auto liability. The company will focus initially on 12 southeastern states and look to expand to other states in 2006. Appalachian has also agreed to purchase $1 million of SUA’s Series B common stock.
Appalachian is headquartered in Clinton, Tennessee. “Appalachian provides a great opportunity to expand our contractors program into the southeast region with a partner agent who understands this customer class and how to market in this territory,” said president and chief executive officer Courtney Smith. Smith added, “Appalachian is committed to expanding its current book of commercial general liability and commercial auto business by marketing to its current workers’ compensation customer base of which over $80 million and 8500 accounts are written in the small contractors market segment. In addition, Appalachian receives 950 new contractors applications per month and has access to over 4,000 retail agents. We anticipate Appalachian will begin writing business no later than the first quarter of 2006. We are confident they will be great partners.”
About Specialty Underwriters’ Alliance, Inc. (SUAI)
Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company that provides commercial insurance products through exclusive wholesale partner agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, building contractors, professional employee organizations and public entities. SUA’s innovative approach provides products and claims handling, allowing the partner agent to focus on distribution and customer relationships.
Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward- looking statements that reflect the company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward- looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
To learn more about Specialty Underwriters’ Alliance, please visit
http://www.suainsurance.com .